S p e c t r u m B r a n d s I n v e s t o r P r e s e n t a t i o n H H I T r a n s a c t i o n September 2021 E x h i b i t 9 9 . 2

2 Forward-looking statements Certain matters discussed in this presentation may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have tried, whenever possible, to identify these statements by using words like “future,” “anticipate”, “intend,” “plan,” “estimate,” “believe,” “expect,” “project,” “forecast,” “could,” “would,” “should,” “will,” “may,” and similar expressions of future intent or the negative of such terms. These statements are based upon our current expectations of future events and projections and are subject to a number of risks and uncertainties, many of which are beyond our control and some of which may change rapidly, actual results or outcomes may differ materially from those expressed or implied herein, and you should not place undue reliance on these statements. Important factors that could cause our actual results to differ materially from those expressed or implied herein include, without limitation: (1) the ability to consummate the announced transaction on the expected terms and within the anticipated time period, or at all, which is dependent on the parties’ ability to satisfy certain closing conditions and our ability to realize the benefits of the transaction, including reducing the leverage of the Company, invest in the organic growth of the Company, fund any future acquisitions, returning capital to shareholders, and/or maintain its quarterly dividends; (2) the risk that regulatory approvals that are required to complete the proposed transaction may not be received, may take longer than expected or may impose adverse conditions; (3) our ability to realize the expected benefits of such transaction and to successfully separate the Business; (4) the impact of the COVID-19 pandemic on our customers, employees, manufacturing facilities, suppliers, the capital markets and our financial condition, and results of operations, all of which tend to aggravate the other risks and uncertainties we face; (5) the impact of our indebtedness on our business, financial condition and results of operations; (6) the impact of restrictions in our debt instruments on our ability to operate our business, finance our capital needs or pursue or expand business strategies; (7) any failure to comply with financial covenants and other provisions and restrictions of our debt instruments; (8) the effects of general economic conditions, including the impact of, and changes to tariffs and trade policies, inflation, recession or fears of a recession, depression or fears of a depression, labor costs and stock market volatility or monetary or fiscal policies in the countries where we do business; (9) the impact of fluctuations in transportation and shipment costs, commodity prices, costs or availability of raw materials or terms and conditions available from suppliers, including suppliers’ willingness to advance credit; (10) interest rate and exchange rate fluctuations; (11) the loss of, significant reduction in, or dependence upon, sales to any significant retail customer(s); (12) competitive promotional activity or spending by competitors, or price reductions by competitors; (13) the introduction of new product features or technological developments by competitors and/or the development of new competitors or competitive brands; (14) the impact of actions taken by significant stockholders; (15) changes in consumer spending preferences and demand for our products, particularly in light of the COVID-19 pandemic and economic stress; (16) our ability to develop and successfully introduce new products, protect our intellectual property and avoid infringing the intellectual property of third parties; (17) our ability to successfully identify, implement, achieve and sustain productivity improvements (including our Global Productivity Improvement Program), cost efficiencies (including at our manufacturing and distribution operations) and cost savings; (18) the seasonal nature of sales of certain of our products; (19) the effects of climate change and unusual weather activity, as well as further natural disasters and pandemics; (20) the cost and effect of unanticipated legal, tax or regulatory proceedings or new laws or regulations (including environmental, public health and consumer protection regulations); (21) our discretion to conduct, suspend or discontinue our share repurchase program (including our discretion to conduct purchases, if any, in a variety of manners including open-market purchases or privately negotiated transactions); (22) public perception regarding the safety of products that we manufacture and sell, including the potential for environmental liabilities, product liability claims, litigation and other claims related to products manufactured by us and third parties; (23) the impact of existing, pending or threatened litigation, government regulations or other requirements or operating standards applicable to our business; (24) the impact of cybersecurity breaches or our actual or perceived failure to protect company and personal data, including our failure to comply with new and increasingly complex global data privacy regulations; (25) changes in accounting policies applicable to our business; (26) our ability to utilize net operating loss carry-forwards to offset tax liabilities from future taxable income; (27) the impact of expenses resulting from the implementation of new business strategies, divestitures or current and proposed restructuring activities; (28) our ability to successfully implement further acquisitions or dispositions and the impact of any such transactions on our financial performance; (29) the unanticipated loss of key members of senior management and the transition of new members of our management teams to their new roles; (30) the impact of economic, social and political conditions or civil unrest in the U.S. and other countries; (31) the effects of political or economic conditions, terrorist attacks, acts of war, natural disasters, public health concerns or other unrest in international markets; (32) our ability to achieve our goals regarding environmental, social and governance practices; (33) our increased reliance on third party partners, suppliers, and distributors to achieve our business objectives; and (34) the other risk factors set forth in the securities filings of Spectrum Brands Holdings, Inc. and SB/RH Holdings, LLC, including our fiscal 2020 Annual Report and subsequent Quarterly Reports on Form 10-Q. Some of the above-mentioned factors are described in further detail in the sections entitled “Risk Factors” in our annual and quarterly reports, as applicable, which are filed with the SEC, which are available at the SEC’s web site at www.sec.gov or at Spectrum Brands’ website at www.spectrumbrands.com. The information contained in this presentation is summary information that is intended to be considered in the context of our SEC filings, and other public announcements that we may make, by press release or otherwise, from time to time. In addition, information related to past performance, while helpful as an evaluative tool, is not necessarily indicative of future results, the achievement of which cannot be assured. You should not view our past performance, or information about the market, as indicative of our future results. You should assume the information appearing in this presentation is accurate only as of the date hereof, or as otherwise specified, as our business, financial condition, results of operations and prospects may have changed since such date. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

3 Reconciliation of Non-GAAP Financial Measurements Management believes that certain non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods. Excluding the impact of current exchange rate fluctuations may provide additional meaningful reflection of underlying business trends. In addition, within this presentation, including the tables that follow, reference is made to adjusted earnings before interest, taxes, depreciation and amortization (EBITDA). Adjusted EBITDA is a metric used by management and frequently used by the financial community which provides insight into an organization’s operating trends and facilitates comparisons between peer companies, because interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA can also be a useful measure of a company’s ability to service debt and is one of the measures used for determining the Company’s debt covenant compliance. Adjusted EBITDA excludes certain items that are unusual in nature or not comparable from period to period. Spectrum Brands provides this information to investors to assist in comparisons of past, present and future operating results and to assist in highlighting the results of on-going operations. While Spectrum Brands’ management believes that non-GAAP measurements are useful supplemental information, such adjusted results are not intended to replace the Spectrum Brands’ GAAP financial results and should be read in conjunction with those GAAP results. All GAAP reconciliations are available at www.spectrumbrands.com

4 Executive Summary (1) Net proceeds based on current tax law, which is subject to change. The Company anticipates that it will utilize all of its utilizable US federal net operating losses and credit carryforwards to offset the gain on sale. A US tax law change could have a material effect on the cash taxes due on the transaction. Transaction Overview / Valuation Summary • Spectrum Holdings, Inc. (NYSE: SPB; “Spectrum Brands” or the “Company”) has entered into a definitive agreement to sell its Hardware & Home Improvement (“HHI”) segment to ASSA ABLOY for $4.3 billion in cash ‒ The transaction implies a multiple of over 14x HHI’s expected FY21 Adjusted EBITDA Timing • The transaction is expected to close following the receipt of certain regulatory approvals and customary closing conditions • Beginning Q4 ‘21, HHI results will be classified as discontinued operations Conditions • Subject to certain regulatory approvals and customary closing conditions Use of Proceeds • Spectrum Brands expects to receive approximately $3.5 billion in net proceeds, subject to final tax calculations and purchase price adjustments(1) • Spectrum Brands intends to repay existing indebtedness to a target gross leverage ratio of ~2.5x in the near term • Spectrum Brands expects a temporary gross cash balance of ~$2.0 billion after repaying targeted existing indebtedness • Excess proceeds will be used to invest for organic growth, fund complementary acquisitions, and return capital to shareholders Dividend • Maintain quarterly dividend: $0.42 per common share, subject to continued review from time to time

5 Transaction Thesis Proceeds Will Drive Significant Deleveraging and Additional Capital Deployment Opportunities (~ $2.0b) Transaction Unlocks Significant Shareholder Value Results in a More Focused Leading Consumer Staples Company in Attractive Growth Categories Allows for Prioritization of Innovation to Accelerate Organic Growth Focused Synergistic Strategic Activity to Further Drive Value Creation 1 2 3 4 5

Spectrum Brands
6

Simplified Business That Will Now Be Focused on Three Growing Segments

LTM Q3'21 Adj. EBITDA

(% LTM Q3'21 Adj. EBITDA)[1]


Home & Personal Care
14%
Hardware & Home Improvement
43%
Home & Garden
17%
Global Pet Care
26%

LTM Q3'21 Sales	**$4,628m**
LTM Q3'21 Adj. EBITDA	**$726m**
LTM Q3'21 Net Debt / Adj. EBITDA	**3.6x**
LTM Q3'21 Capex as % of sales	**1.3%**

LTM Q3'21 Pro Forma

(% LTM Q3'21 Pro Forma Adj. EBITDA)[1]


Home & Personal Care
25%
Global Pet Care
46%
Home & Garden
29%

LTM Q3'21 Pro Forma Sales	**$2,977m**
LTM Q3'21 Pro Forma Adj. EBITDA	**$386m[2]**
LTM Q3'21 Pro Forma Net Debt / Adj. EBITDA	**Net cash**
LTM Q3'21 Pro Forma Capex as % of sales	**1.3%**

(1) LTM Q3'21 Adjusted EBITDA split based on total segment EBITDA and does not include corporate expenses.
(2) Represents LTM Q3'21 Adjusted EBITDA for Spectrum Brands less LTM Q3'21 Adjusted EBITDA for HHI.

7 Global Pet Care Home & Garden Home & Personal Care The New Spectrum Brands Following the Closing Note: Pie chart represents LTM Q3’21 pro forma Adjusted EBITDA and does not include corporate expenses. Three focused business units with leading market share, strong growth opportunities and consistent performance Revenue Adj. EBITDA ($m) ($m) % margin $854 $1,105 LTM Q3'19 LTM Q3'21 LTM Q3’19 – LTM Q3’21 CAGR: 13.8% $133 $208 LTM Q3'19 LTM Q3'21 LTM Q3’19 – LTM Q3’21 CAGR: 25.2% 15.6% 18.9% Revenue Adj. EBITDA ($m) ($m) % margin $513 $620 LTM Q3'19 LTM Q3'21 LTM Q3’19 – LTM Q3’21 CAGR: 9.9% $106 $130 LTM Q3'19 LTM Q3'21 LTM Q3’19 – LTM Q3’21 CAGR: 10.9% 20.6% 21.0% Revenue Adj. EBITDA ($m) ($m) % margin $1,065 $1,253 LTM Q3'19 LTM Q3'21 LTM Q3’19 – LTM Q3’21 CAGR: 8.5% $93 $111 LTM Q3'19 LTM Q3'21 LTM Q3’19 – LTM Q3’21 CAGR: 9.1% 8.7% 8.9%

8 A Simplified Business Will Allow Us to Focus Investments to Grow with Leading Brands (1) Represents percentage of LTM Q3’21 Pro Forma Adjusted EBITDA excluding corporate costs. HPC 25% of Pro Forma Adj. EBITDA(1) GPC 46% of Pro Forma Adj. EBITDA(1) H&G 29% of Pro Forma Adj. EBITDA(1) Top 15 Brands = 88% of Pro Forma FY20 Revenue

Spectrum Brands
9

Capital Strategy

Net debt / Adj. EBITDA Target Range


3.0 – 4.0x
2.0 – 2.5x
Prior
New

1	ORGANIC GROWTH	We intend to allocate capital internally to our highest return opportunities: R&D, Innovation, new products and advertising / marketing. Drive vitality and profitable organic growth.
2	RETURN OF CAPITAL	We intend to return cash to shareholders via dividends and opportunistic share repurchases.
3	MERGERS & ACQUISITIONS	We intend to pursue complementary strategic acquisitions that are synergistic and help drive shareholder value creation.

A P P E N D I X

Spectrum Brands
11

Reconciliation of Non-GAAP Financial Measures

For the Last Twelve Month ("LTM") period ended July 4, 2021 (in millions)	HHI	HPC	GPC	H&G	Corporate	Consolidated	Proforma Consolidated (excl. HHI)[1]
Net income from continuing operations	$ 305.5	$ 57.8	$ 135.1	$ 97.4	$ (406.2)	$ 189.6	$ (115.9)
Income tax expense	-	-	-	-	98.9	98.9	98.9
Interest expense	-	-	-	-	171.7	171.7	171.7
Depreciation and amortization	34.3	41.0	39.1	19.4	14.6	148.4	114.1
EBITDA	339.8	98.8	174.2	116.8	(121.0)	608.6	268.8
Share and incentive based compensation	-	-	-	-	24.5	24.5	24.5
Restructuring and related charges	0.1	7.2	8.0	0.2	18.9	34.4	34.3
Tansaction related charges	-	4.7	19.1	5.8	17.5	47.1	47.1
(Gain) Loss on Energizer investment	-	-	-	-	1.7	1.7	1.7
Inventory acquisition step-up	-	-	3.4	1.3	-	4.7	4.7
Other	-	0.2	3.7	6.0	(5.3)	4.6	4.6
Adjusted EBITDA	$ 339.9	$ 110.9	$ 208.4	$ 130.1	$ (63.7)	$ 725.6	$ 385.7
Net Sales	$ 1,650.9	$ 1,253.0	$ 1,104.7	$ 619.5	$ -	$ 4,628.1	$ 2,977.2
Adjusted EBITDA Margin	20.6%	8.9%	18.9%	21.0%	-	15.7%	13.0%

[1] Proforma Consolidated (excluding HHI) represents proforma adjusted EBITDA reconciliation considering the sale of the HHI segment. The impact of the reclassification of the HHI segment to discontinued operations to net income from continuing operations, income tax expense, interest expense, and share and incentive based compensation have not been reflected in the proforma presentation. Such adjustments will not impact the proforma adjusted EBITDA figure as presented.